SECURITY AGREEMENT
                               ------------------

      This Security Agreement (this "Agreement"), dated as of November 14, 2001, by and among Palisade Concentrated Equity Partnership, L.P. ("Palisade"), as collateral agent for the Investors (as hereinafter defined) (in such capacity, the "Collateral Agent") and Kroll Inc., an Ohio corporation (the "Company").


                                   BACKGROUND

      Pursuant to the terms of a Securities Purchase Agreement dated as of the date hereof (as amended, modified, restated or supplemented from time to time, the "Purchase Agreement") by and among the Company, the Collateral Agent and the investors named in the Purchase Agreement, including, without limitation, Palisade (collectively, the "Investors"), the Investors have agreed to acquire from the Company an aggregate of $30,000,000 principal amount of the Company's 6% Senior Secured Subordinated Convertible Notes due 2006 (collectively, the "Notes"). The Investors are willing to enter into the Purchase Agreement only upon the condition, among others, that the Company secure its obligations under the Purchase Documents (as hereinafter defined) by executing and delivering this Agreement to the Collateral Agent.

      NOW,  THEREFORE,  in  consideration of the premises and for other good and
valuable   consideration   the  receipt  and  sufficiency  of  which  is  hereby
acknowledged, the parties hereby agree as follows:


                                    ARTICLE I

                                   Definitions
                                   -----------

      Section 1.1.      General   Definitions.   For   all   purposes   of  this
Agreement, except as otherwise expressly provided or unless the context otherwise requires:

            "Chattel Paper" means all chattel paper as such term is defined in the UCC, now owned or hereafter acquired, including, without limitation, electronic chattel paper, as such term is defined in the UCC.

            "Collateral" means and includes all now and hereafter acquired assets of the Company including, without limitation:

            (A)   all Inventory;

            (B)   all Equipment;

            (C)   all General Intangibles;

            (D)   all Receivables;

            (E)   all Chattel Paper;

            (F)   all Letter-of-Credit Rights;
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            (G)   all Instruments;

            (H)   the commercial tort claims set forth on Schedule V;

            (I) all books, records, ledgercards, files, correspondence, computer programs, tapes, disks and related data processing software (owned by the Company or in which it has an interest) which at any time evidence or contain information relating to any or all of (A), (B), (C), (D), (E), (F), (G) and (H) above or are otherwise necessary or helpful in the collection thereof or realization thereupon;

            (J) documents of title, policies and certificates of insurance, securities, Chattel Paper, other documents or instruments evidencing or pertaining to any or all of (A), (B), (C), (D) (E), (F), (G), (H) and (I) above;

            (K) all Supporting Obligations and guaranties, including letters of credit and guarantees issued in support of Receivables, Chattel Paper, General Intangibles and Investment Property, Liens on real or personal property, leases, and other agreements and property which in any way secure or relate to any or all of (A), (B), (C), (D), (E), (F), (G), (H), (I) and (J) above, or are acquired for the purpose of securing and enforcing any item thereof;

            (L) (i) all cash held as cash collateral to the extent not otherwise constituting Collateral, all other cash or property at any time on deposit with or held by the Collateral Agent for the account of the Company (whether for safekeeping, custody, pledge, transmission or otherwise), (ii) all present or future deposit accounts (whether time or demand or interest or non-interest bearing) of the Company with the Collateral Agent or any other Person including those to which any such cash may at any time and from time to time be credited, (iii) all Payment Intangibles, (iv) all letter of credit obligations, (v) all investments and reinvestments (however evidenced) of amounts from time to time credited to such accounts, (iv) all interest, dividends, distributions and other proceeds payable on or with respect to (x) such investments and reinvestments and (y) such accounts, and (v) all Investment Property; and

            (M)   all products and proceeds of (A),  (B),  (C),  (D),  (E), (F),
(G), (H), (I), (J), (K) and (L) above (including, but not limited to, all claims to items referred to in (A), (B), (C), (D), (E), (F), (G), (H), (I), (J), (K)
and (L) above) and all claims of the Company against third parties (x) for (i) loss of, damage to, or destruction of, and (ii) payments due or to become due under leases, rentals and hires of any or all of (A), (B), (C), (D), (E), (F),
(G), (H), (I), (J), (K) and (L) above and (y) proceeds payable under, or unearned premiums with respect to policies of insurance in whatever form.

            "Copyright License" means any written agreement, now or hereafter in effect, granting any right to any third party under any Copyright now or hereafter owned by the Company or which the Company otherwise has the right to license, or granting any right to the Company under any Copyright now or hereafter owned by any third party, and all rights of the Company under any such agreement.

            "Copyrights" means all of the following now owned or hereafter acquired by the Company: (a) all copyright rights in any work subject to the copyright laws of the United States or any other country, whether as author, assignee, transferee or otherwise, and
(b) all registrations and applications for registration of any such copyright in the United States or any other country, including registrations, recordings, supplemental registrations and pending applications for registration in the United States Copyright Office, including those used in the Company's business listed on Schedule II attached hereto.

            "Customer" means and includes the account debtor with respect to any Receivable and/or the prospective purchaser of goods, services or both with respect to any contract or contract right, and/or any party who enters into or proposes to enter into any contract or other arrangement with the Company, pursuant to which the Company is to deliver any personal property or perform any services.

            "Default" means any act or event which, with the giving of notice or passage of time or both, would constitute an Event of Default.

            "Equipment" means all equipment as such term is defined in the UCC, now owned or hereafter acquired, including, without limitation, equipment, machinery and goods (excluding Inventory), whether or not constituting fixtures, including, without limitation: plant and office equipment, tools, dies, parts, data processing equipment, computer equipment with embedded software and peripheral equipment, furniture and trade fixtures, trucks, trailers, loaders and other vehicles and all replacements and substitutions therefore and all accessions thereto.

            "Event of Default" means the occurrence of any of the events set forth in Section 6.1 hereof.

            "GAAP"  means  the  United  States  generally  accepted   accounting
principles, applied on a basis consistent with the accounting practices applied in the Company's financial statements included in the SEC Filings.

            "General Intangibles" means all general intangibles as such term is defined in the UCC, now owned or hereafter acquired, including, without limitation, Payment Intangibles, Trademarks, trade secrets, equipment formulation, manufacturing procedures, quality control procedures, product specifications, Patents, Patent applications, Copyrights, registrations, software, contract rights, choses in action, causes of action, corporate or other business records, inventions, designs, goodwill, claims under guarantees, licenses, franchises, tax refunds, tax refund claims, computer programs, computer data bases, computer program flow diagrams, source codes, object codes and all other intangible property of every kind and nature.

            "Health-Care-Insurance Receivables" means all health-care-insurance receivables as such term is defined in the UCC, now owned or hereafter acquired, including, without limitation, an interest in or claim under a policy of insurance which is a right to payment of a monetary obligation for health-care goods or services provided.

            "Instruments" means all instruments as such term is defined in the UCC, now owned or hereafter acquired, including, without limitation, a negotiable instrument or a certificated security or any other writing which evidences a right to the payment of money.

            "Intellectual Property" means all intellectual and similar property of the Company of every kind and nature now owned or hereafter acquired by the Company, including inventions, designs, Patents, Copyrights, Licenses, Trademarks, trade secrets, confidential or proprietary technical and business information, know-how, show-how or other data or information, software and databases and all embodiments or fixations thereof and related documentation, registrations and franchises, and all additions, improvements and accessions to, and books and records describing or used in the connection with, any of the foregoing.

            "Inventory"  means all inventory as such term is defined in the UCC, now owned or hereafter acquired, including, without limitation, goods, merchandise and other personal property, wherever located, to be furnished under any contract of service or held for sale or lease, all raw materials, work in process, finished goods and materials and supplies of any kind, nature or description which are or might be used or consumed in business or used in selling or furnishing such goods, merchandise and other personal property, and all documents of title or other documents representing them.

            "Investment Property" means all investment property as such term is defined in the UCC.

            "Letter-of-Credit Rights" means all letter-of-credit rights as such term is defined in the UCC, now owned or hereafter acquired, including, without limitation, rights to payment or performance under a letter of credit, whether or not the beneficiary has demanded or is entitled to demand payment or performance.

            "License" means any Patent License, Trademark License, Copyright License or other license or sublicense to which the Company is a party.

            "Lien" means any mortgage,  security  deed,  deed of trust,  pledge, hypothecation, assignment, security interest, lien (whether statutory or otherwise), charge, claim or encumbrance, or preference, priority or other security agreement or preferential arrangement held or asserted in respect of any asset of any kind or nature whatsoever including, without limitation, any conditional sale or other title retention agreement, any lease having substantially the same economic effect as any of the foregoing, and the filing of, or agreement to give, any financing statement under the UCC or comparable law of any jurisdiction.

            "Obligations" means and includes all obligations of the Company to the Collateral Agent and the Investors under this Agreement, the Purchase Agreement, the Notes and all other agreements, documents and instruments now or at any time hereafter executed and/or delivered by the Company to, with or in favor of Collateral Agent and/or the Investors in connection therewith or related thereto including, without limitation, all reasonable expenses (including reasonable attorney fees) chargeable to the Company's account or incurred by the Collateral Agent and/or the Investors in connection with the Company's account whether provided for herein or in any other agreement, instrument, or document executed by or on behalf of the Company in connection with this Agreement or the Collateral.

            "Patent License" means any written agreement, now or hereafter in effect, granting to any third party any right to make, use or sell any invention on which a Patent, now or hereafter owned by the Company or which the Company otherwise has the right to license, is in existence, or granting to the Company any right to make, use or sell any invention on which a Patent, now or hereafter owned by any third party, is in existence, and all rights of the Company under any such agreement.

            "Patents" means all of the following now owned or hereafter acquired by the Company (a) all letters patent of the United States or any other country, all registrations and recordings thereof, and all applications for letters patent of the United States or any other country, including registrations, recordings and pending applications in the United States Patent and Trademark Office or any similar offices in any other country, including those used in the Company's business listed on Schedule III attached hereto, and (b) all reissues, continuations, divisions, continuations-in-part, renewals or extensions thereof, and the inventions disclosed or claimed therein, including the right to make, use and/or sell the inventions disclosed or claimed therein.

            "Payment Intangibles" means all payment intangibles as such term is defined in the UCC, now owned or hereafter acquired, including, without limitation, a General Intangible under which the account debtor's principle obligation is a monetary obligation.

            "Permitted Liens" means (a) Liens of carriers, warehousemen, artisans, bailees, mechanics and materialmen incurred in the ordinary course of business securing sums not overdue; (b) Liens incurred in the ordinary course of business in connection with worker's compensation, unemployment insurance or other forms of governmental insurance or benefits, relating to employees, securing sums (i) not overdue or (ii) being diligently contested in good faith provided that adequate reserves with respect thereto are maintained on the books of the Company in conformity with GAAP, (c) Liens in favor of the Collateral Agent for its benefit and for the ratable benefit of the Investors, (d) Liens for taxes (i) not yet due or (ii) being diligently contested in good faith by appropriate proceedings, provided that adequate reserves with respect thereto are maintained on the books of the Company in conformity with GAAP provided, that, the Lien shall have no effect on the priority of Liens in favor of the Collateral Agent other than by operation of law, and (e) zoning restrictions, easements, licenses, or other restrictions on the use of real property or other minor irregularities in title thereto, so long as the same do not materially impair the use, value or marketability of such real estate.

            "Premises" means all premises where the Company conducts its business and has any rights of possession, including, without limitation, the premises described in Schedule I attached hereto.

            "Purchase Documents" means this Agreement, the Registration Rights Agreement, the Notes, the Pledge Agreement and all other documents, instruments, agreements and certificates at any time delivered executed and/or delivered by the Company to, with or in favor of Collateral Agent and/or the Investors in connection herewith or therewith or related hereto or thereto.

            "Receivables" means all accounts as such term is defined in the UCC, including, without limitation, each and every right to the payment of money, whether such right to payment now exists or hereafter arises, whether such right to payment arises out of a sale, lease or other disposition of goods or other property, out of a rendering of services, out of a loan, out of the overpayment of taxes or other liabilities, or otherwise arises under any contract or agreement, whether such right to payment is created, generated or earned by the Company or by some other Person who subsequently transfers such Person's interest to the Company, whether such right to payment is or is not already earned by performance, and howsoever such right to payment may be evidenced, together with all other rights and interests (including all Liens) which the Company may at any time have by law or agreement against any account debtor or other obligor obligated to make any such payment or against any property of such account debtor or other obligor; all including but not limited to all present and future accounts, contract rights, loans and obligations receivable, Health Care Insurance Receivables, Chattel Paper, bonds, notes and other debt instruments, tax refunds and rights to payment in the nature of General Intangibles.

            "Security  Interest" shall have the meaning assigned to such term in
Section 2.1 hereof.

            "Senior Debt" shall have the meaning assigned to such term in the Notes.

            "Senior Liens" means the Liens granted by the Company in favor of the holders of the Senior Debt to secure the Senior Debt.

            "Supporting Obligations" means all supporting obligations as such term is defined in the UCC.

            "Trademark License" means any written agreement, now or hereafter in effect, granting to any third party any right to use any Trademark, now or hereafter owned by the Company or which the Company otherwise has the right to license, or granting to the Company any right to use any Trademark now or hereafter owned by any third party and all rights of the Company under any such agreement.

            "Trademarks" means all of the following now owned or hereafter acquired by the Company: (a) all trademarks, service marks, trade names, corporate names, company names, business names, fictitious business names, trade styles, trade dress, logos, other source or business identifiers, designs and general intangibles of like nature, now existing or hereafter adopted or acquired, all registrations and recordings thereof, and all registrations and recording applications filed in connection therewith, including registrations and registration applications in the United States Patent and Trademark Office, any State of the United States or any similar offices in any other country or any political subdivision thereof, and all extensions or renewals thereof, including those used in the Company's business listed on Schedule IV attached hereto and (b) all goodwill associated therewith or symbolized thereby.

            "UCC" means the Uniform Commercial Code as in effect from time to time in the state designated in Section 8.13 as the state whose laws govern this Agreement or in any other state whose laws are held to govern this Agreement or any portion hereof.

      Section 1.2.   Other Terms.

            (a) All capitalized terms not otherwise defined herein shall have the meanings assigned to them in the Purchase Agreement.

            (b) All terms defined in the UCC (as defined herein) and not defined in this Agreement shall have the meanings specified therein.

            (c) All accounting terms not otherwise defined herein shall have the meanings assigned to them in accordance with GAAP.

      Section 1.3.   Cross References.

            (a)  All  references  in  this  Agreement  to  Articles,   Sections,
subsections,   Exhibits  and   Schedules,   shall  be  to  Articles,   Sections,
subsections, Exhibits and Schedules of this Agreement unless otherwise explicitly specified.

            (b) All references to statutes and related regulations shall include any amendments of same and any successor statutes and regulations.


                                   ARTICLE II

                                Security Interest
                                -----------------

      Section 2.1.  Security Interest.

            (a) To secure the prompt and complete payment and performance to the Collateral Agent and the Investors of the Obligations, the Company hereby collaterally assigns, pledges and grants to the Collateral Agent for its benefit and for the ratable benefit of the Investors a continuing security interest in and to the Collateral, whether now owned or existing or hereafter acquired or arising and wheresoever located, whether or not the same is subject to Article 9 of the UCC (the "Security Interest"). All of the Company's ledger sheets, files, records, books of account, business papers and documents relating to the Collateral shall, until delivered to or removed by the Collateral Agent, be kept by the Company in trust for the Collateral Agent until all Obligations have been paid in full.

            (b) The Company hereby authorizes the Collateral Agent to file one or more financing statements (including fixture filings), amendments, filings with the United States Patent and Trademark Office or United States Copyright Office (or any successor office or any similar office in any other country) or other documents for the purpose of perfecting, confirming, continuing, enforcing or protecting the Security Interest granted by the Company, without the Company's signature appearing thereon. The Company agrees to furnish to the Collateral Agent promptly upon request any information reasonably necessary for the purpose of perfecting, confirming, continuing, enforcing or protecting the Security Interest granted by the Company. The parties agree that a carbon, photographic or other reproduction of this Agreement shall be sufficient as a financing statement. If any Receivable becomes evidenced by a promissory note or any other instrument for the payment of money, the Company will immediately deliver such instrument to the Collateral Agent appropriately endorsed.

                                   ARTICLE III

                         Representations and Warranties
                         ------------------------------

      The Company represents and warrants to the Collateral Agent as follows:

      Section 3.1. Title and Liens. The Collateral (a) is owned solely by the Company free and clear of all Liens except Permitted Liens and (b) is not subject to any agreement prohibiting the granting of a security interest or requiring notice of or consent to the granting of a security interest. The Company does not hold any commercial tort claims.

      Section 3.2. Validity of Security Interest. The Security Interest constitutes (a) a legal and valid Lien in all the Collateral, (b) subject to the filing of the financing statements described in Section 2.1(b) hereof, a perfected Lien in all Collateral in which a Lien may be perfected by the filing of a financing statement and (c) a perfected Lien in all Collateral in which a Lien may be perfected upon the receipt and recording of this Agreement with the United States Patent and Trademark Office and the United States Copyright Office, as applicable.

                                   ARTICLE IV

                                    Covenants
                                    ---------

      Section 4.1. Change of Name; Location of Collateral; Records; Place of Business. The Company shall not make any change (a) in its name, (b) in the location of its chief executive office, its principal place of business, any office in which it maintains books or records relating to Collateral owned by it or any office facility at which Collateral owned by its is located (including the establishment of any such new office or facility) from the locations set forth on Schedule I attached hereto, (c) in its identity or type of organization or corporate structure, (d) in its Federal Taxpayer Identification Number or organizational identification number or (e) in its jurisdiction or organization unless the Company provides the Collateral Agent at least twenty (20) days prior written notice of such change.

      Section 4.2. Records. The Company shall keep and maintain at its own cost and expense, satisfactory and complete records of the Collateral including, without limitation, a record of any and all payments received and any and all credits granted with respect to the Collateral and all other dealings with the Collateral. Following the occurrence of an Event of Default, the Collateral Agent may at any time verify the Company's Receivables utilizing an audit control company or any other agent of the Collateral Agent. The Collateral Agent or the Collateral Agent's designee may, following the occurrence of an Event of Default, notify Customers at any time, at the Collateral Agent's sole discretion, of the Collateral Agent's security interest in Receivables (contracts, instruments, or chattel paper as the case may be), collect them directly from the Customers or parties to contracts, instruments and chattel paper and charge the collection costs and expenses to the Company's account, but, unless and until the Collateral Agent does so or gives the Company other instructions, the Company shall collect all Receivables for the Collateral Agent, receive all payments thereon for the Collateral Agent's benefit in trust as the Collateral Agent's trustee and promptly deliver them to the Collateral

Agent in their original form with all necessary endorsements or, as directed by the Collateral Agent, deposit such payments as directed by the Collateral Agent. The Company shall place notations upon the Company's books of account and any financial statement prepared by the Company to disclose the Collateral Agent's security interest in the Collateral and shall provide the Collateral Agent, as requested by the Collateral Agent, such schedules, documents and/or information regarding the Collateral as the Collateral Agent may require.

      Section 4.3. Protection of Collateral and Security Interest. The Company shall, at its own cost and expense, take any and all actions reasonably necessary to defend the Collateral against the claims and demands of all parties and to defend the Security Interest of the Collateral Agent in the Collateral and the priority thereof against any Lien other than a (a) Senior Lien or (b) Permitted Lien.

      Section 4.4.  Further Assurances.

            (a) Any time and from time to time, upon the written request of the Collateral Agent and at the sole expense of the Company, the Company shall promptly and duly execute and deliver any and all such further instruments and documents and take such further actions as the Collateral Agent may reasonably request to preserve, protect and perfect the Security Interest and the rights and remedies created hereby.

            (b) Without  limiting the generality of the  foregoing,  the Company hereby authorizes the Collateral Agent to supplement this Agreement by supplementing Schedule II, III or IV hereto or adding additional schedules hereto to specifically identify any asset or item that may constitute Copyrights, Patents or Trademarks.

      Section 4.5. Inspection and Examination. At all times during normal business hours, the Collateral Agent shall have the right to (a) visit and inspect the Company's properties and the Collateral and (b) inspect, audit and make extracts from the Company's relevant books and records relating to the Collateral. The Company will deliver to the Collateral Agent any instrument necessary for the Collateral Agent to obtain records from any service bureau maintaining records for the Company.

      Section 4.6. Liens. The Company shall not encumber, mortgage, pledge, assign or grant any security interest in any Collateral or any of the Company's other assets to anyone other than the Collateral Agent for its benefit and for the ratable benefit of the Investors, except for (a) Senior Liens and (b) Permitted Liens;

      Section 4.7. Use and Disposition of Collateral. The Company shall (a) not dispose of any of the Collateral whether by sale, lease or otherwise except for
(i) the sale of Inventory in the ordinary course of business, and (ii) the disposition or transfer of obsolete and worn-out Equipment in the ordinary course of business and (b) keep and maintain the Equipment in good operating condition, except for ordinary wear and tear, and shall make all reasonably necessary repairs and replacements thereof.

      Section 4.8. Risk of Loss; Insurance. The Company shall bear the full risk of loss from any loss of any nature whatsoever with respect to the Collateral. At it's own cost and expense in amounts and with carriers reasonably acceptable to the Collateral Agent, it shall (a) keep all its insurable properties and properties in which it has an interest insured against the hazards of fire, flood, sprinkler leakage, those hazards covered by extended coverage insurance and such other hazards, and for such amounts, as is customary in the case of companies engaged in businesses similar to the Company's including, without limitation, public and product liability insurance, worker's compensation, insurance against larceny, embezzlement or other criminal misappropriation of insured's officers and employees and business interruption insurance; (b) furnish the Collateral Agent with (i) copies of all policies and evidence of the maintenance of such policies at least thirty (30) days before any expiration date, and (ii) appropriate loss payable endorsements in form and substance satisfactory to the Collateral Agent, naming the Collateral Agent as loss payee and providing that as to the Collateral Agent the insurance coverage shall not be impaired or invalidated by any act or neglect of the Company and the insurer will provide the Collateral Agent with at least thirty (30) days notice prior to cancellation. The Company shall instruct the insurance carriers that in the event of any loss thereunder, the carriers shall make payment for such loss to the Collateral Agent and not to the Company and the Collateral Agent jointly. If any insurance losses are paid by check, draft or other instrument payable to the Company and the Collateral Agent jointly, the Collateral Agent may endorse the Company's name thereon and do such other things as the Collateral Agent may deem advisable to reduce the same to cash. Following the occurrence of an Event of Default, the Collateral Agent is hereby authorized to adjust and compromise claims. All loss recoveries received by the Collateral Agent upon any such insurance may be applied to the Obligations, in such order as the Investors in their sole discretion shall determine. Any surplus shall be paid by the Collateral Agent to the Company or applied as may be otherwise required by law. Any deficiency thereon shall be paid by the Company to the Collateral Agent, on demand.

      Section  4.9. Covenants Regarding Patent, Trademark and Copyright
                    Collateral.

            (a) The Company agrees that it will not, nor will it permit any of its licensees to, do any act, or omit to do any act, whereby any Patent material to the Company's business may become invalidated or dedicated to the public, and agrees that it shall continue to mark any products covered by a Patent with the relevant patent number as necessary and sufficient to establish and preserve its maximum rights under applicable patent laws.

            (b) The Company (either itself or through its licensees or its sublicensees) will, for each Trademark material to the Company's business, (i) maintain such Trademark in full force free from any claim of abandonment or invalidity for non-use unless the Company decides in its reasonable business judgment to abandon such Trademark, (ii) maintain the quality of products and services offered under such Trademark, (iii) display such Trademark with notice of federal or foreign registration to the extent necessary and sufficient to establish and preserve its maximum rights under applicable law and (iv) not knowingly use or knowingly permit the use of such Trademark in violation of any third party rights.

            (c) The Company (either itself or through  licensees) will, for each work covered by a Copyright, continue to publish, reproduce, display, adopt and distribute the work with appropriate copyright notice as necessary and sufficient to establish and preserve its maximum rights under applicable copyright laws.

            (d) The Company shall notify the Collateral Agent promptly if it knows or has reason to know that any Patent, Trademark or Copyright material to the Company's business may become abandoned, lost or dedicated to the public, or of any adverse determination or development (including the institution of, or any such determination or development in, any proceeding in the United States Patent and Trademark Office, United States Copyright Office or any court or similar office of any country) regarding the Company's ownership of any Patent, Trademark or Copyright, its right to register the same, or to keep and maintain the same.

            (e) In no event shall the Company, either itself or through any agent, employee, licensee or designee, file an application for any Patent, Trademark or Copyright (or for the registration of any Trademark or Copyright) with the United States Patent and Trademark Office, United States Copyright Office (or any successor thereof), unless it promptly informs the Collateral Agent, and, upon request of the Collateral Agent, executes and delivers any and all agreements, instruments, documents and papers as the Collateral Agent may request to evidence the Collateral Agent's security interest in such Patent, Trademark or Copyright, and the Company hereby appoints the Collateral Agent as its attorney-in-fact to execute and file such writings for the foregoing purposes, all acts of such attorney being hereby ratified and confirmed; such power, being coupled with an interest, is irrevocable.

            (f) The Company will take all necessary steps that are consistent with the practice in any proceeding before the United States Patent and Trademark Office, United States Copyright Office (or any successor thereof) to maintain and pursue each material application relating to the United States Patents, Trademarks and/or Copyrights (and to obtain the relevant grant or registration) and to maintain each issued United States Patent and each United States registration of the Trademarks and Copyrights material to the Company's business, including timely filings of applications for renewal, affidavits of use, affidavits of incontestability and payment of maintenance fees, and, if consistent with good business judgment, to initiate opposition, interference and cancellation proceedings against third parties.

            (g) In the event that the Company has reason to believe that any Collateral consisting of a Patent, Trademark or Copyright material to the Company's business has been or is about to be infringed, misappropriated, or diluted by a third party, the Company promptly shall notify the Collateral Agent and shall promptly sue for infringement, misappropriation or dilution, and take such other actions as the Company in its reasonable business judgment deems are appropriate under the circumstances to protect such Collateral.

            (h) Upon and during the continuance of an Event of Default, upon the request of the Collateral Agent, the Company shall obtain all requisite consents or approvals by the licensor of each Copyright License, Patent License or Trademark License to effect the assignment of all the Company's right, title and interest thereunder to the Collateral Agent or its designee.

      Section 4.10. Other Actions. In order to further insure the attachment, perfection and priority of, and the ability of the Collateral Agent to enforce, the Collateral Agent's security interest in the Collateral, the Company agrees, in each case at the Company's own expense, to take the following actions with respect to the following
Collateral:

            (a) Deposit Accounts. For each Deposit Account that the Company at any time opens or maintains and that is included in the Collateral, the Company shall, at the Collateral Agent's request and option, pursuant to an agreement in form and substance reasonably satisfactory to the Collateral Agent, either (i) cause the depositary bank to agree to comply at any time with instructions from the Collateral Agent to such depositary bank directing the disposition of funds from time to time credited to such Deposit Account, without further consent of the Company, or (ii) arrange for the Collateral Agent to become the customer of the depositary bank with respect to the Deposit Account, with the Company being permitted, only with the consent of the Collateral Agent, to exercise rights to withdraw funds from such Deposit Account. The Collateral Agent agrees with the Company that the Collateral Agent shall not give any such instructions or withhold any withdrawal rights from the Company, unless an Event of Default has occurred and is continuing, or, after giving effect to any withdrawal would occur. The provisions of this paragraph shall not apply to (A) any Deposit Account for which the Company, the depositary bank and the Collateral Agent have entered into a cash collateral agreement specially negotiated among the Company, the depositary bank and the Collateral Agent for the specific purpose set forth therein and (B) Deposit Accounts for which the Collateral Agent is the depositary bank.

            (b) Investment Property. If the Company shall at any time hold or acquire any certificated securities, the Company shall forthwith endorse, assign and deliver the same to the Collateral Agent for its benefit and for the ratable benefit of the Investors, accompanied by such instruments of transfer or assignment duly executed in blank as the Collateral Agent may from time to time specify. If any securities now or hereafter acquired by the Company are uncertificated and are issued to the Company or its nominee directly by the issuer thereof, the Company shall immediately notify the Collateral Agent thereof and, at the Collateral Agent's request and option, pursuant to an agreement in form and substance satisfactory to the Collateral Agent, either (y) cause the issuer to agree to comply with instructions from the Collateral Agent as to such securities, without further consent of the Company or such nominee, or (z) arrange for the Collateral Agent to become the registered owner of the securities. If any securities, whether certificated or uncertificated, or other investment property now or hereafter acquired by the Company are held by the Company or its nominees through a securities intermediary or commodity intermediary, the Company shall immediately notify the Collateral Agent thereof and, at the Collateral Agent's request and option, pursuant to an agreement in form and substance satisfactory to the Collateral Agent, either (i) cause such securities intermediary or (as the case may be) commodity intermediary to agree to comply with entitlement orders or other instructions from the Collateral Agent to such securities intermediary as to such securities or other investment property, or (as the case may be) to apply any value distributed on account of any commodity contract as directed by the Collateral Agent to such commodity intermediary, in each case without further consent of the Company or such nominee, or (ii) in the case of financial assets or other investment property held through a securities intermediary, arrange for the Collateral Agent to become the entitlement holder with respect to such investment property, with the Company being permitted, only with the consent of the Collateral Agent, to exercise rights to withdraw or otherwise deal with such investment property. The Collateral Agent agrees with the Company that the Collateral Agent shall not give any such entitlement orders, instructions or directions to any such issuer, securities intermediary or commodity intermediary, and shall not withhold its consent to the exercise of any withdrawal or dealing rights by the Company, unless an Event of Default has occurred and is continuing, or, after giving effect to any such investment and withdrawal rights would occur. The provisions of this paragraph shall not apply to any financial assets credited to a securities account for which the Collateral Agent is the securities intermediary.

            (c) Letter of Credit Rights. If the Company is at any time a beneficiary under a letter of credit (other than any letter credit constituting a Supporting Obligation) now or hereafter issued in favor of the Company, the Company shall promptly notify the Collateral Agent thereof and, at the request and option of the Collateral Agent, the Company shall, pursuant to an agreement in form and substance reasonably satisfactory to the Collateral Agent, either
(i) arrange for the issuer and any confirmer to such letter of credit to consent to an assignment to the Collateral Agent of the proceeds of any drawing under the letter of credit or (ii) arrange for the Collateral Agent to become the transferee beneficiary of the letter of credit, with the Collateral Agent agreeing, in each case, that the proceeds of any drawing under the letter of credit are to be applied to satisfy the Obligations.

            (d) Commercial Tort Claims. If the Company shall at any time hold or acquire a commercial tort claim, the Company shall immediately notify the Collateral Agent in a writing signed by the Company of the brief details thereof and grant to the Collateral Agent in such writing a security interest therein for its benefit and for the ratable benefit of the Investors and in the proceeds thereof, all upon the terms of this Agreement, with such writing to be in form and substance reasonably satisfactory to the Collateral Agent.

      Section 4.11. Information. The Company shall promptly inform the Collateral Agent in writing of: (a) the commencement of all proceedings and investigations by or before and/or the receipt of any notices from, any governmental or nongovernmental body and all actions and proceedings in any court or before any arbitrator against or in any way concerning any of the Collateral; (b) any Event of Default or Default; (c) any change in the location of the Company's executive offices; (d) any change in the location of the Company's Inventory or Equipment from the locations listed on Schedule I attached hereto; (h) any additional Patents, Copyrights, Trademarks or commercial tort claims not listed on Schedule II, III, IV or V; and (i) any additional Licenses, tradenames, corporate names or company names.


                                    ARTICLE V

                                Power of Attorney
                                -----------------

      The Company hereby irrevocably appoints the Collateral Agent or any other Person whom the Collateral Agent may designate as the Company's attorney-in-fact, with full power and authority in place and stead of the Company and in the name of the Company or in its own name to: (a) following the occurrence of an Event of Default, endorse the Company's name on any checks, notes, acceptances, money orders, drafts or other forms of payment or security that may come into the Collateral Agent's possession; (b) following the occurrence of an Event of

Default, sign the Company's name on any invoice or bill of lading relating to any Receivables, drafts against customers, schedules and assignments of Receivables, notices of assignment, financing statements and other public records, verifications of account and notices to or from Customers; (c) following the occurrence of an Event of Default, verify the validity, amount or any other matter relating to any Receivable by mail, telephone, telegraph or otherwise with Customers; (d) following the occurrence of an Event of Default, execute customs declarations and such other documents as may be required to clear Inventory through United States Customs; (e) do all things reasonably necessary to carry out this Agreement and all other Purchase Documents; (f) continue any insurance existing pursuant to the terms of this Agreement and pay all or any part of the premium therefor and the cost thereof; and (g) on or after the occurrence and continuation of an Event of Default, notify the post office authorities to change the address for delivery of the Company's mail to an address designated by the Collateral Agent, and to receive, open and dispose of all mail addressed to the Company. The Company hereby ratifies and approves all acts taken by the attorney in accordance with the provisions of this Article
V. The powers conferred on the Collateral Agent hereunder are solely to protect its interests in the Collateral and shall not impose any duty upon it to exercise any such powers. In exercising any such powers, the Collateral Agent shall act in a commercially reasonable manner. Neither the Collateral Agent nor the attorney will be liable for any acts or omissions or for any error of judgment or mistake of fact or law unless such liability results from the Collateral Agent's or the attorney's gross (not mere) negligence or willful misconduct. This power, being coupled with an interest, is irrevocable so long as any Receivable which is assigned to the Collateral Agent or in which the Collateral Agent has a security interest remains unpaid and until the Obligations have been fully satisfied.


                                   ARTICLE VI

                Events of Default, Rights and Remedies
                --------------------------------------

      Section 6.1. Events of Default. The occurrence of any one or more of the following events shall constitute an "Event of Default":

            (a) the occurrence of an "Event of Default" as such term is defined in any of the Notes; or

            (b) the Security Interest for any reason ceases to be or is not a valid and perfected Lien having a first priority interest except as expressly permitted hereunder.

      Section 6.2. Rights and Remedies. Upon the occurrence and continuation of any Event of Default, the Collateral Agent shall have the right to demand repayment in full of all Obligations, whether or not otherwise due (in such case the Collateral Agent may deposit any and all such amounts realized in a cash collateral deposit account to be maintained as security for the Obligations). Until all Obligations have been fully satisfied, the Collateral Agent shall retain its security interest in all Collateral. The Collateral Agent shall have, in addition to all other rights provided herein, the rights and remedies of a lender under the UCC, and under other applicable law, all other legal and equitable rights to which the Collateral Agent may be entitled, including without limitation, the right to take immediate possession of the Collateral, to require the Company to assemble the Collateral, at the Company's expense, and to make it available to the Collateral Agent at a place designated by the Collateral Agent which is reasonably convenient to both parties and to enter any of the Premises of the Company or wherever the Collateral shall be located, with or without force or process of law, and to keep and store the same any such premises until sold (and in the case of any of the Premises or any other property of the Company, the Company agrees not to charge the Collateral Agent for storage thereof). Further, the Collateral Agent may, at any time or times after the occurrence of an Event of Default, sell and deliver all Collateral held by or for the Collateral Agent in one or more parcels at public or private sale for cash, upon credit or otherwise, at such prices and upon such terms as the Collateral Agent, in the Collateral Agent's sole discretion, deems advisable or the Collateral Agent may otherwise recover upon the Collateral in any commercially reasonable manner as the Collateral Agent, in its sole discretion, deems advisable. Except as to that part of the Collateral which is perishable or threatens to decline speedily in nature or is of a type customarily sold on a recognized market, the requirement of reasonable notice shall be met if such notice is mailed postage prepaid to the Company at the Company's address as shown in the Collateral Agent's records, at least ten (10) days before the time of the event of which notice is being given. The Collateral Agent may be the purchaser at any sale, if it is public. Until the Collateral Agent is able to effect a sale, lease, or other disposition of Collateral, the Collateral Agent shall have the right to use or operate Collateral, or any part thereof, to the extent that it deems appropriate for the purpose of preserving Collateral or its value or for any other purpose deemed appropriate by the Collateral Agent. The Collateral Agent shall have no obligation to the Company to maintain or preserve the rights of the Company as against third parties with respect to Collateral while Collateral is in the possession of the Collateral Agent. The Collateral Agent may, if it so elects, seek the appointment of a receiver or keeper to take possession of Collateral and to enforce any of the Collateral Agent's remedies with respect to such appointment without prior notice or hearing. In connection with the exercise of the foregoing remedies, the Collateral Agent is granted permission to use (a) all of the Company's Intellectual Property which are used in connection with Inventory for the purpose of disposing of such Inventory and (b) any Equipment for the purpose of completing the manufacture of unfinished goods. The proceeds of sale shall be applied first to all costs and expenses of sale, including attorneys' fees, and second to the payment (in whatever order the Investors elects) of all Obligations. The Collateral Agent will return any excess to the Company and the Company shall remain liable to the Investors for any deficiency.

      Section 6.3. Grant of License to Use Intellectual Property. For the purpose of enabling the Collateral Agent to exercise rights and remedies under this Article at such time as the Collateral Agent shall be lawfully entitled to exercise such rights and remedies, the Company hereby grants to the Collateral Agent for its benefit and for the benefit of the Investors an irrevocable, non-exclusive license (exercisable without payment of royalty or other compensation to the Company) to use, license or sublicense any of the Collateral consisting of Intellectual Property now owned or hereafter acquired by the Company, and wherever the same may be located, and including in such license reasonable access to all media in which any of the licensed items may be recorded or stored and to all computer software and programs used for the compilation or printout thereof. The use of such license by the Collateral Agent shall be exercised, at the option of the Collateral Agent, upon the occurrence and during the continuation of an Event of Default; provided that any license, sublicense or other transaction entered into by the Collateral Agent in accordance herewith shall be binding upon the Company notwithstanding any subsequent cure of an Event of Default.

                                   ARTICLE VII

                                  Subordination
                                  -------------

      The Security Interest granted hereunder upon the Collateral shall be subordinate to the Liens granted in connection with the Senior Debt pursuant to the terms of an intercreditor agreement among the Company, the Collateral Agent and the holders of the Senior Debt which shall be requested by the holders of the Senior Debt and shall be in form and substance reasonably satisfactory to the Collateral Agent and the other Investors.


                                  ARTICLE VIII

                                  Miscellaneous
                                  -------------

      Section 8.1. No Waiver; Cumulative Remedies. No failure or delay by the Collateral Agent in exercising any right, power or remedy under this Agreement shall operate as a waiver thereof; nor shall any single or partial exercise of any such right, power or remedy preclude any other or further exercise thereof or the exercise of any other right, power or remedy under this Agreement. The remedies provided in this Agreement are cumulative and not exclusive of any remedies provided by law.

      Section 8.2. Waivers. The Company waives presentment and protest of any instrument and notice thereof, notice of default and all other notices to which the Company might otherwise be entitled.

      Section 8.3. Security Interest Absolute. All rights of the Collateral Agent hereunder, the Security Interest and all the Obligations shall be absolute and unconditional irrespective of (a) any lack of validity or enforceability of the Purchase Agreement, any other Purchase Document, any agreement with respect to any of the Obligations or any other agreement or instrument relating to any of the foregoing, (b) any change in the time, manner or place of payment of, or in any other term of, all of any of the Obligations, or any other amendment or waiver of or any consent to any departure from the Purchase Agreement, any other Purchase Document or any other agreement or instrument, (c) any exchange, release or non-perfection of any Lien on other collateral, or any release or amendment or waiver of or consent under or departure from any guarantee securing or guaranteeing all or any of the Obligations, or (d) any other circumstance that might otherwise constitute a defense available to, or a discharge of, the Company in respect of the Obligations or this Agreement.

      Section 8.4. Amendments, Etc. Any term of this Agreement may be amended and the observance of any term of this Agreement may be waived (either generally or in a particular instance and either retroactively or prospectively), only with the written consent of the Company and the Collateral Agent.

      Section 8.5. Notices. Except as otherwise expressly provided herein, any notice or request hereunder shall be given in accordance with the terms of the Purchase Agreement.

      Section 8.6. Collateral. This Agreement does not contemplate a sale of accounts, contract rights or chattel paper, and, as provided by law, the Company is entitled to any surplus and shall remain liable for any deficiency. The Collateral Agent's duty of care with respect to Collateral in its possession (as imposed by law) shall be deemed fulfilled if it exercises reasonable care in physically keeping such Collateral, or in the case of Collateral in the custody or possession of a bailee or other third Person, exercises reasonable care in the selection of the bailee or other third Person, and the Collateral Agent need not otherwise preserve, protect, insure or care for any Collateral. The Collateral Agent shall not be obligated to preserve any rights the Company may have against prior parties, to realize on the Collateral at all or in any particular manner or order or to apply any cash proceeds of the Collateral in any particular order of application.

      Section 8.7. Costs and Expenses; Indemnification.

            (a) The Company shall pay all of the Collateral Agent's reasonable out-of-pocket costs and expenses, including without limitation reasonable fees and disbursements of counsel and appraisers, in connection with the preparation, execution and delivery of this Agreement and in connection with the prosecution or defense of any action, contest, dispute, suit or proceeding concerning any matter in any way arising out of, related to or connected with this Agreement. The Company shall also pay all of the Collateral Agent's reasonable out-of-pocket costs and expenses, including, without limitation, reasonable fees and disbursements of counsel, in connection with (a) the preparation, execution and delivery of any waiver, any amendment thereto or consent proposed or executed in connection with the transactions contemplated by this Agreement, (b) the Collateral Agent's obtaining performance of the Company's obligations under this Agreement, including, but not limited to, the enforcement or defense of the Security Interest, assignments of rights and Liens hereunder as valid perfected security interests, (c) any attempt to inspect, verify, protect, collect, sell, liquidate or otherwise dispose of any Collateral, and (d) any consultations in connection with any of the foregoing.

            (b)  Any  such  amounts  payable  as  provided  hereunder  shall  be additional Obligations secured hereby and by the other Agreements. The provisions of this Section 8.7 shall remain operative and in full force and effect regardless of the termination of this Agreement or any of the other Agreements, the consummation of the transactions contemplated hereby, the repayment of any of the Obligations, the invalidity or unenforceability of any term or provision of this Agreement or any other Purchase Document, or any investigation made by or on behalf of the Collateral Agent. All amounts due under this Section 8.7 shall be payable on written demand therefor.

      Section 8.8. Regarding Collateral Agent.

            (a) Each Investor hereby designates Palisade to act as the Collateral Agent for such Investor under this Agreement. Each Investor hereby irrevocably authorizes the Collateral Agent to take such action on its behalf under the provisions of this Agreement and to exercise such powers and to perform such duties hereunder as are specifically delegated to or required of the Collateral Agent by the terms hereof and such other powers as are reasonably incidental thereto and the Collateral Agent shall hold all Collateral received pursuant to this Agreement, for the ratable benefit of the Investors. The Collateral Agent may perform any of its duties hereunder by or through its agents or employees. As to matters not expressly provided for in this Agreement, the Collateral Agent may exercise any discretion or take any action it deems reasonable and necessary under the circumstances and the Collateral Agent shall be fully protected in so acting.

            (b) Nature of Duties. The Collateral Agent shall have no duties or responsibilities except those expressly set forth in this Agreement. Neither the Collateral Agent nor any of its officers, directors, employees or agents shall be (i) liable for any action taken or omitted by them as such hereunder or in connection herewith, unless caused by their gross (not mere) negligence or willful misconduct, or (ii) responsible in any manner for any recitals, statements, representations or warranties made by the Company or any officer thereof contained in this Agreement or in any certificate, report, statement or other document referred to or provided for in, or received by the Collateral Agent under or in connection with, this Agreement or for the value, validity, effectiveness, genuineness, enforceability or sufficiency of this Agreement or for any failure of the Company to perform its obligations hereunder. Collateral Agent shall not be under any obligation to any Investor to ascertain or to inquire as to the observance or performance of any of the agreements contained in, or conditions of, this Agreement, or to inspect the properties, books or records of the Company.

            (c) Indemnification. To the extent the Collateral Agent is not reimbursed and indemnified by the Company, the Investors will reimburse and indemnify Agent from and against any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements of any kind or nature whatsoever which may be imposed on, incurred by or asserted against the Collateral Agent in performing its duties hereunder, or in any way relating to or arising out of this Agreement; provided that, the Investors shall not be liable for any portion of such liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements resulting from the Collateral Agent's gross (not mere) negligence or willful misconduct.

      Section 8.9. Counterparts; Faxes. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument. This Agreement may also be executed via facsimile, which shall be deemed an original.

      Section 8.10. Binding Effect; Assignment; Complete Agreement. This Agreement shall be binding upon and inure to the benefit of the Company and the Collateral Agent and their respective successors and assigns, except that the Company shall not have the right to assign or transfer its rights or obligations hereunder or any interest herein or in the Collateral (and any such assignment or transfer shall be void). Upon a transfer by the Collateral Agent, the Collateral Agent shall be released from all responsibility for the Collateral to the extent same is assigned to any transferee.

      Section 8.11. Severability of Provisions. Any provision of this Agreement which is prohibited or unenforceable shall be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof.

      Section 8.12. Titles and Subtitles. The titles and subtitles used in this Agreement are used for convenience only and are not to be considered in construing or interpreting this Agreement.

      Section 8.13. Governing Law. This Agreement shall be governed by, and construed in accordance with, the internal laws of the State of New York without regard to the choice of law principles thereof. Each of the parties hereto irrevocably submits to the co-exclusive jurisdiction of the courts of the State of New York located in New York County and the United States District Court for the Southern District of New York for the purpose of any suit, action, proceeding or judgment relating to or arising out of this Agreement and the transactions contemplated thereby. Service of process in connection with any such suit, action or proceeding may be served on each party hereto anywhere in the world by the same methods as are specified for the giving of notices under this Agreement. Each of the parties hereto irrevocably consents to the jurisdiction of any such court in any such suit, action or proceeding and to the laying of venue in such court. Each party hereto irrevocably waives any objection to the laying of venue of any such suit, action or proceeding brought in such courts and irrevocably waives any claim that any such suit, action or proceeding brought in any such court has been brought in an inconvenient forum.

      Section 8.14. Construction. The parties acknowledge that each party and its counsel have reviewed this Agreement and that the normal rule of construction to the effect that any ambiguities are to be resolved against the drafting party shall not be employed in the interpretation of this Agreement or any amendments, schedules or exhibits hereto.

      Section 8.15 Recapture. Anything in this Agreement to the contrary notwithstanding, if the Collateral Agent receives any payment or payments on account of the Obligations, which payment or payments or any part thereof are subsequently invalidated, declared to be fraudulent or preferential, set aside and/or required to be repaid to a trustee, receiver, or any other party under the United States Bankruptcy Code, as amended, or any other federal or state bankruptcy, reorganization, moratorium or insolvency law relating to or affecting the enforcement of creditors' rights generally, common law or equitable doctrine, then to the extent of any sum not finally retained by the Collateral Agent, the Company's obligations to the Collateral Agent shall be reinstated and this Agreement shall remain in full force and effect (or be reinstated) until payment shall have been made to the Collateral Agent, which payment shall be due on demand.

      Section 8.16 Termination. This Agreement and the Security Interests created hereby shall terminate and the Company shall be entitled to the return, at the Company's expense, of such of the Collateral as has not theretofore been sold or otherwise applied pursuant to this Agreement which may be in the possession of the Collateral Agent, upon the earlier of (a) payment in full of the Obligations and irrevocable termination of the Purchase Agreement, and (b) such time as all of the following claims has been finally and completely settled, adjudicated, dismissed or otherwise resolved with prejudice to the Company and all of its Subsidiaries without any material award, cost, penalty, charge or other expense being incurred by, or assessed against the Company or any Subsidiary: (i) those certain tax assessments pending in Brazil against O'Gara-Hess & Eisenhardt do Brasil LTDA; (ii) that certain matter pending in the Ontario Superior Court of Justice, encaptioned HSBC Securities (Canada) Inc. v. Davies, Ward & Beck v. Lindquist Avey Macdonald Baskerville Inc, et al., and (iii) those matters identified in Item 1 of the Company's Quarterly Report on Form 10-Q for the period ending June 30, 2001.



                           [Signature Page to Follow]

      IN WITNESS WHEREOF, the parties have executed this Agreement or caused their duly authorized officers to execute this Agreement as of the date first above written.

                               KROLL INC., as the Company



                               By: /s/
                                  ---------------------------------------
                                  Name:
                                  Title:


                               PALISADE CONCENTRATED EQUITY PARTNERSHIP, L.P.
                               By: Palisade Concentrate Holdings, LLC, its
                                   General Partner, as the Collateral
                                   Agent and an Investor



                               By: /s/
                                  ---------------------------------------
                                  Name:  Mark Hoffman
                                  Title: Member


                               PEGASUS PARTNERS II, L.P.,
                               By: Pegasus Investors II GP, LLC, its General
                                   Partner, as an Investor



                               By: /s/
                                  ---------------------------------------
                                  Name:
                                  Title: